                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in this Registration Statement.



                                        /s/ Arthur Andersen LLP
                                        -----------------------------



Orlando, Florida
August 11, 1998